SOUTHERN STATES BANCSHARES, INC.	615 Quintard Avenue / Anniston, AL 36201 / (256) 241-1092

Southern States Bancshares, Inc. Announces First Quarter 2025 Financial Results

First Quarter 2025 Performance and Operational Highlights
•Net income of $10.4 million, or $1.03 per diluted share

•Core net income(1) of $10.3 million, or $1.03 per diluted share(1)

•Pretax pre-provision core net income(1) of $14.2 million

•Net interest income of $24.9 million, a decrease of $171,000 from the prior quarter

•Net interest margin (“NIM”) of 3.75%, up 9 basis points from the prior quarter

•Return on average assets (“ROAA”) of 1.48%; return on average stockholders’ equity (“ROAE”) of 14.67%; and return on average tangible common equity (“ROATCE”)(1) of 17.19%

•Core ROAA(1) of 1.47%; and core ROATCE(1) of 17.16%

•Efficiency ratio of 46.42%

•Linked-quarter loans grew 6.1% annualized

•Linked-quarter deposits grew 2.4% annualized

(1) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

ANNISTON, Ala., April 21, 2025 – Southern States Bancshares, Inc. (NASDAQ: SSBK) (“Southern States” or the “Company”), the holding company for Southern States Bank, an Alabama state-chartered commercial bank (the “Bank”), today reported net income of $10.4 million, or $1.03 diluted earnings per share, for the first quarter of 2025. This compares to net income of $11.2 million, or $1.11 diluted earnings per share, for the fourth quarter of 2024, and net income of $8.1 million, or $0.90 diluted earnings per share, for the first quarter of 2024. The Company reported core net income of $10.3 million, or $1.03 diluted core earnings per share, for the first quarter of 2025. This compares to core net income of $10.5 million, or $1.04 diluted core earnings per share, for the fourth quarter of 2024, and core net income of $8.1 million, or $0.90 diluted core earnings per share, for the first quarter of 2024 (see “Reconciliation of Non-GAAP Financial Measures”).

As previously disclosed on March 31, 2024, FB Financial Corporation, the parent company of FirstBank, and Southern States, jointly announced their entry into a definitive merger agreement pursuant to which Southern States will be merged with and into FB Financial (the “Merger”).

CEO Commentary

Mark Chambers, President and Chief Executive Officer said, “In the first quarter, we reported net income of $10.4 million and diluted EPS of $1.03, which was supported by a 9 basis point improvement in net interest margin and lower noninterest expense. We're particularly encouraged by the continued improvement in our deposit costs and the exceptionally low level of non-performing loans, which reflects our prudent credit culture and strong risk management."
“We are embarking on an exciting new chapter for our bank, our customers, our employees and the communities we proudly serve. Joining forces with Nashville-based FB Financial, which has $13 billion in total assets and operates as FirstBank, is an ideal combination. We are culturally aligned in our customer-centric philosophy. We are geographically committed to serving vibrant communities in the South, which now includes Tennessee, Kentucky, Alabama, and Georgia. This merger allows us to expand our capabilities, enhance the customer experience, and continue delivering the trusted, relationship-based banking our clients have come to expect. While our name may change, our commitment to our customers and communities remains stronger than ever.”

Net Interest Income and Net Interest Margin

	Three Months Ended			% Change March 31, 2025 vs.
	March 31, 2025	December 31, 2024	March 31, 2024	December 31, 2024		March 31, 2024
	(Dollars in thousands)

Average interest-earning assets	$2,690,714	$2,722,907	$2,336,369	(1.2)%		15.2%
Net interest income	$24,879	$25,050	$20,839	(0.7)%		19.4%
Net interest margin	3.75%	3.66%	3.59%	9	bps	16	bps

Net interest income for the first quarter of 2025 was $24.9 million, a decrease of 0.7% from $25.1 million for the fourth quarter of 2024. The decrease was primarily driven by a lower yield on interest-earning assets resulting from lower interest rates on loans and a reduction in other interest-earning assets earning lower interest rates, which was significantly offset by a lower cost of interest-bearing deposits primarily resulting from lower interest rates.

Relative to the first quarter of 2024, net interest income increased $4.0 million, or 19.4%. The increase was mainly driven by significant organic growth, coupled with the acquisition of Century Bank on July 31, 2024.

Net interest margin for the first quarter of 2025 was 3.75%, compared to 3.66% for the fourth quarter of 2024. The increase was primarily due to a reduction in earning assets, coupled with cost savings attributed to calls and repayments at maturity on higher-cost brokered deposits.

Relative to the first quarter of 2024, net interest margin increased from 3.59% to 3.75%. The increase in the margin was primarily the result of a decrease in interest rates paid on interest-bearing deposits. The acquisition of Century Bank resulted in a positive impact to the net interest margin, helping to reduce the cost of interest-bearing liabilities.

Noninterest Income

	Three Months Ended			% Change March 31, 2025 vs.
	March 31, 2025	December 31, 2024	March 31, 2024	December 31, 2024	March 31, 2024
	(Dollars in thousands)

Service charges on deposit accounts	$564	$565	$463	(0.2)%	21.8%
Swap (expenses) fees	(3)	17	15	(117.6)%	(120.0)%
SBA/USDA fees	40	89	64	(55.1)%	(37.5)%
Mortgage origination fees	80	55	96	45.5%	(16.7)%
Net gain (loss) on securities	23	25	(12)	(8.0)%	291.7%
Employee retention credit (“ERC”)	—	1,154	—	N/A	N/A
Other operating income	949	1,085	642	(12.5)%	47.8%
Total noninterest income	$1,653	$2,990	$1,268	(44.7)%	30.4%

Noninterest income for the first quarter of 2025 was $1.7 million, a decrease of 44.7% from $3.0 million for the fourth quarter of 2024. The Company applied for the Voluntary Disclosure Program (“VDP”) associated with the ERC program during the third quarter of 2023 and received approval during the fourth quarter of 2024. The fourth quarter of 2024 included $1.2 million in ERC as a participant in the program.

Relative to the first quarter of 2024, noninterest income increased 30.4% from $1.3 million. The acquisition of Century Bank on July 31, 2024 contributed to additional noninterest income during the first quarter of 2025.

Noninterest Expense

	Three Months Ended			% Change March 31, 2025 vs.
	March 31, 2025	December 31, 2024	March 31, 2024	December 31, 2024	March 31, 2024
	(Dollars in thousands)

Salaries and employee benefits	$6,924	$7,002	$6,231	(1.1)%	11.1%
Equipment and occupancy expenses	828	851	689	(2.7)%	20.2%
Data processing fees	909	960	643	(5.3)%	41.4%
Regulatory assessments	429	441	360	(2.7)%	19.2%
Professional fees related to ERC	—	236	—	N/A	N/A
Other operating expenses	3,216	3,584	2,452	(10.3)%	31.2%
Total noninterest expenses	$12,306	$13,074	$10,375	(5.9)%	18.6%

Noninterest expense for the first quarter of 2025 was $12.3 million, a decrease of 5.9% from $13.1 million for the fourth quarter of 2024. The fourth quarter of 2024 included professional fees paid to a third party related to ERC, as well as additional expenses related to a nonperforming loan that is in collection, legal fees and fraud/forgery losses, compared to the first quarter of 2025.

Relative to the first quarter of 2024, noninterest expense increased 18.6% from $10.4 million. The acquisition of Century Bank on July 31, 2024 contributed to additional noninterest expense during the first quarter of 2025.

Loans and Credit Quality

	Three Months Ended			% Change March 31, 2025 vs.
	March 31, 2025	December 31, 2024	March 31, 2024	December 31, 2024	March 31, 2024
	(Dollars in thousands)

Gross loans	$2,266,740	$2,233,244	$1,971,396	1.5%	15.0%
Unearned income	(6,704)	(6,675)	(6,247)	0.4%	7.3%
Loans, net of unearned income (“Loans”)	2,260,036	2,226,569	1,965,149	1.5%	15.0%
Average loans, net of unearned (“Average loans”)	$2,235,194	$2,205,892	$1,916,288	1.3%	16.6%

Nonperforming loans (“NPL”)	$7,175	$6,533	$3,446	9.8%	108.2%
Provision for credit losses	$775	$72	$1,236	976.4%	(37.3)%
Allowance for credit losses (“ACL”)	$28,876	$28,338	$25,144	1.9%	14.8%
Net charge-offs (recoveries)	$237	$(205)	$470	215.6%	(49.6)%
NPL to gross loans	0.32%	0.29%	0.17%
Net charge-offs (recoveries) to average loans(1)	0.04%	(0.04)%	0.10%
ACL to loans	1.28%	1.27%	1.28%

(1) Ratio is annualized.

Loans, net of unearned income, were $2.3 billion at March 31, 2025, up $33.5 million from December 31, 2024 and up $294.9 million from March 31, 2024. The linked-quarter increase in loans was attributable to new business growth across our footprint. The year-over-year increase in loans was primarily attributable the new business growth across our footprint, coupled with the acquisition of Century Bank, which resulted in additional loans of $134.0 million at March 31, 2025.

Nonperforming loans totaled $7.2 million, or 0.32% of gross loans, at March 31, 2025, compared with $6.5 million, or 0.29% of gross loans, at December 31, 2024, and $3.4 million, or 0.17% of gross loans, at March 31, 2024. The $642,000 net increase in nonperforming loans in the first quarter was primarily attributable to one significant commercial real estate loan being placed on nonaccrual status. The $3.7 million net increase in nonperforming loans from March 31, 2024 was primarily attributable to one significant commercial and industrial loan and the aforementioned commercial real estate loan being placed on nonaccrual status. These increases were partially offset by a commercial and industrial loan that was charged-off.

The Company recorded a provision for credit losses of $775,000 for the first quarter of 2025, compared to $72,000 for the fourth quarter of 2024. Provision in the first quarter of 2025 was based on loan growth, qualitative economic factors and individually analyzed loans.

Net charge-offs for the first quarter of 2025 were $237,000, or 0.04% of average loans on an annualized basis, compared to net recoveries of $205,000, or (0.04)% of average loans on an annualized basis, for the fourth quarter of 2024, and net charge-offs of $470,000, or 0.10% of average loans on an annualized basis, for the first quarter of 2024. The net charge-offs recorded during the first quarter of 2025 were substantially related to a commercial and industrial loan. The net recoveries received in the fourth quarter of 2024 were primarily related to a pool of consumer loans charged-off in the third quarter of 2024. The net charge-offs recorded during the first quarter of 2024 were substantially related to a partial charge-off of the aforementioned pool of consumer loans.

The Company’s allowance for credit losses was 1.28% of total loans and 402.45% of nonperforming loans at March 31, 2025, compared with 1.27% of total loans and 433.77% of nonperforming loans at December 31, 2024. Allowance for credit losses on unfunded commitments was $1.4 million at March 31, 2025.

Deposits

	Three Months Ended			% Change March 31, 2025 vs.
	March 31, 2025	December 31, 2024	March 31, 2024	December 31, 2024	March 31, 2024
	(Dollars in thousands)

Noninterest-bearing deposits	$533,220	$575,357	$416,704	(7.3)%	28.0%
Interest-bearing deposits	1,892,411	1,835,940	1,693,094	3.1%	11.8%
Total deposits	$2,425,631	$2,411,297	$2,109,798	0.6%	15.0%

Uninsured deposits	$760,379	$760,141	$610,122	—%	24.6%
Uninsured deposits to total deposits and accrued interest on deposits	31.33%	31.50%	28.92%
Noninterest deposits to total deposits	21.98%	23.86%	19.75%

Total deposits were $2.4 billion at March 31, 2025, $2.4 billion at December 31, 2024 and $2.1 billion at March 31, 2024. The $14.3 million increase in total deposits in the first quarter was primarily due to an increase of $56.5 million in interest-bearing deposits, which includes a $12.5 million increase in brokered deposits, partially offset by a $42.1 million decrease in noninterest-bearing deposits. Total brokered deposits were $162.5 million at March 31, 2025, compared to $150.0 million at December 31, 2024.

Capital

	March 31, 2025		December 31, 2024		March 31, 2024
	Company	Bank	Company	Bank	Company	Bank

Tier 1 capital ratio to average assets	9.14%	11.99%	8.67%	11.45%	8.79%	11.67%
Risk-based capital ratios:
Common equity tier 1 (“CET1”) capital ratio	10.18%	13.35%	9.84%	12.99%	9.39%	12.47%
Tier 1 capital ratio	10.18%	13.35%	9.84%	12.99%	9.39%	12.47%
Total capital ratio	15.06%	14.55%	14.73%	14.18%	14.42%	13.63%

As of March 31, 2025, total stockholders’ equity was $290.2 million, up from $279.9 million at December 31, 2024. The increase of $10.3 million was substantially due to earnings growth.

About Southern States Bancshares, Inc.
Headquartered in Anniston, Alabama, Southern States Bancshares, Inc. is a bank holding company that operates primarily through its wholly-owned subsidiary, Southern States Bank. The Bank is a full service community banking institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in its communities. The Bank operates 15 branches in Alabama and Georgia and two loan production offices in Atlanta.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which reflect our current expectations and beliefs with respect to, among other things, future events and our financial performance. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. This may be especially true given recent events and trends in the banking industry and the pending Merger. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the dates made, we cannot give any assurance that such expectations will prove correct and actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 under the section entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.

These statements are often, but not always, made through the use of words or phrases such as “may,” “can,” “should,” “could,” “to be,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “likely,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “target,” “project,” “would” and “outlook,” or the negative version of those words or other similar words or phrases of a future or forward-looking nature. Forward-looking statements appear in a number of places in this press release and may include statements about our acquisition of Century Bank of Georgia, business strategy and prospects for growth, operations, ability to pay dividends, competition, regulation and general economic conditions.

Contact Information

Lynn Joyce	Margaret Boyce
(205) 820-8065	(310) 622-8247
ljoyce@ssbank.bank	ssbankir@finprofiles.com

SELECT FINANCIAL DATA
(Dollars in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024

Results of Operations
Interest income	$43,164	$44,977	$38,736
Interest expense	18,285	19,927	17,897
Net interest income	24,879	25,050	20,839
Provision for credit losses	775	72	1,236
Net interest income after provision	24,104	24,978	19,603
Noninterest income	1,653	2,990	1,268
Noninterest expense	12,306	13,074	10,375
Income tax expense	3,100	3,696	2,377
Net income	$10,351	$11,198	$8,119
Core net income(1)	$10,334	$10,484	$8,128

Share and Per Share Data
Shares issued and outstanding	9,922,180	9,889,260	8,894,794
Weighted average shares outstanding:
Basic	9,979,120	9,940,221	8,913,477
Diluted	10,072,329	10,061,735	9,043,122
Earnings per share:
Basic	$1.04	$1.13	$0.91
Diluted	1.03	1.11	0.90
Core - diluted(1)	1.03	1.04	0.90
Book value per share	29.25	28.30	25.06
Tangible book value per share(1)	25.04	24.04	23.07
Cash dividends per common share	0.09	0.09	0.09

Performance and Financial Ratios
ROAA	1.48%	1.55%	1.33%
ROAE	14.67%	16.13%	14.87%
Core ROAA(1)	1.47%	1.45%	1.34%
ROATCE(1)	17.19%	18.87%	16.17%
Core ROATCE(1)	17.16%	17.67%	16.19%
NIM	3.75%	3.66%	3.59%
NIM - FTE(1)	3.76%	3.67%	3.60%
Net interest spread	2.76%	2.64%	2.63%
Yield on loans	6.93%	7.03%	7.06%
Yield on interest-earning assets	6.51%	6.57%	6.67%
Cost of interest-bearing liabilities	3.75%	3.93%	4.04%
Cost of funds(2)	2.93%	3.09%	3.27%
Cost of interest-bearing deposits	3.64%	3.83%	3.92%
Cost of total deposits	2.80%	2.96%	3.12%
Noninterest deposits to total deposits	21.98%	23.86%	19.75%
Core deposits to total deposits	87.75%	87.90%	81.45%
Uninsured deposits to total deposits and accrued interest on deposits	31.33%	31.50%	28.92%
Total loans to total deposits	93.17%	92.34%	93.14%
Efficiency ratio	46.42%	46.67%	46.90%
Core efficiency ratio(1)	46.42%	47.78%	46.90%

(1) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2) Includes total interest-bearing liabilities and noninterest deposits.

SELECT FINANCIAL DATA
(Dollars in thousands)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024

Financial Condition (ending)
Total loans	$2,260,036	$2,226,569	$1,965,149
Total securities	218,544	216,481	197,006
Total assets	2,851,145	2,848,254	2,510,975
Total noninterest bearing deposits	533,220	575,357	416,704
Total core deposits(1)	2,128,422	2,119,491	1,718,333
Total deposits	2,425,631	2,411,297	2,109,798
Total borrowings	111,382	131,224	146,773
Total liabilities	2,560,961	2,568,365	2,288,094
Total shareholders’ equity	290,184	279,889	222,881

Financial Condition (average)
Total loans	$2,235,194	$2,205,892	$1,916,288
Total securities	228,396	228,213	208,954
Total other interest-earning assets	227,124	288,802	211,127
Total interest-bearing assets	2,690,714	2,722,907	2,336,369
Total assets	2,841,513	2,875,981	2,447,278
Total noninterest-bearing deposits	552,746	552,898	416,141
Total interest-bearing deposits	1,861,387	1,893,906	1,633,307
Total deposits	2,414,133	2,446,804	2,049,448
Total borrowings	113,728	121,356	148,771
Total interest-bearing liabilities	1,975,115	2,015,262	1,782,078
Total shareholders’ equity	286,126	276,250	219,622

Asset Quality
Nonperforming loans	$7,175	$6,533	$3,446
Other real estate owned (“OREO”)	$—	$—	$33
Nonperforming assets (“NPA”)	$7,175	$6,533	$3,479
Net charge-offs (recoveries) to average loans(2)	0.04%	(0.04)%	0.10%
Provision for credit losses to average loans(2)	0.14%	0.01%	0.26%
ACL to loans	1.28%	1.27%	1.28%
ACL to gross loans	1.27%	1.27%	1.28%
ACL to NPL	402.45%	433.77%	729.66%
NPL to loans	0.32%	0.29%	0.18%
NPL to gross loans	0.32%	0.29%	0.17%
NPA to gross loans and OREO	0.32%	0.29%	0.18%
NPA to total assets	0.25%	0.23%	0.14%

Regulatory and Other Capital Ratios
Total shareholders’ equity to total assets	10.18%	9.83%	8.88%
Tangible common equity to tangible assets(3)	8.84%	8.47%	8.23%
Tier 1 capital ratio to average assets	9.14%	8.67%	8.79%
Risk-based capital ratios:
CET1 capital ratio	10.18%	9.84%	9.39%
Tier 1 capital ratio	10.18%	9.84%	9.39%
Total capital ratio	15.06%	14.73%	14.42%

(1) We define core deposits as total deposits excluding brokered deposits and time deposits greater than $250,000.
(2) Ratio is annualized.
(3) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands)

	March 31, 2025	December 31, 2024	March 31, 2024
	(Unaudited)	(Audited)	(Unaudited)

Assets
Cash and due from banks	$25,555	$27,321	$20,470
Interest-bearing deposits in banks	127,430	153,833	129,917
Federal funds sold	76,390	79,080	86,736
Total cash and cash equivalents	229,375	260,234	237,123

Securities available for sale, at fair value	198,938	196,870	177,379
Securities held to maturity, at amortized cost	19,606	19,611	19,627
Other equity securities, at fair value	2,754	3,697	3,638
Restricted equity securities, at cost	4,408	4,441	5,108
Loans held for sale	1,236	404	425

Loans, net of unearned income	2,260,036	2,226,569	1,965,149
Less allowance for credit losses	28,876	28,338	25,144
Loans, net	2,231,160	2,198,231	1,940,005

Premises and equipment, net	31,728	32,048	26,262
Accrued interest receivable	10,432	10,111	9,561
Bank owned life insurance	39,698	39,431	30,075
Annuities	16,794	16,772	15,939
Foreclosed assets	—	—	33
Goodwill	33,176	33,176	16,862
Core deposit intangible	8,539	8,939	817
Other assets	23,301	24,289	28,121

Total assets	$2,851,145	$2,848,254	$2,510,975

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$533,220	$575,357	$416,704
Interest-bearing	1,892,411	1,835,940	1,693,094
Total deposits	2,425,631	2,411,297	2,109,798

Other borrowings	—	17,979	7,997
FHLB advances	20,000	22,000	52,000
Subordinated notes	91,382	91,245	86,776
Accrued interest payable	1,585	2,172	1,805
Other liabilities	22,363	23,672	29,718

Total liabilities	2,560,961	2,568,365	2,288,094

Stockholders' equity:
Common stock	49,986	49,821	44,746
Capital surplus	107,480	106,637	79,282
Retained earnings	143,530	134,075	109,838
Accumulated other comprehensive loss	(7,503)	(7,936)	(8,401)
Unvested restricted stock	(1,168)	(567)	(1,030)
Vested restricted stock units	(2,141)	(2,141)	(1,554)

Total stockholders' equity	290,184	279,889	222,881

Total liabilities and stockholders' equity	$2,851,145	$2,848,254	$2,510,975

CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans, including fees	$38,202	$38,972	$33,628
Taxable securities	2,239	2,237	1,981
Nontaxable securities	247	248	229
Other interest and dividends	2,476	3,520	2,898
Total interest income	43,164	44,977	38,736

Interest expense:
Deposits	16,689	18,223	15,906
Other borrowings	1,596	1,704	1,991
Total interest expense	18,285	19,927	17,897

Net interest income	24,879	25,050	20,839
Provision for credit losses	775	72	1,236
Net interest income after provision for credit losses	24,104	24,978	19,603

Noninterest income:
Service charges on deposit accounts	564	565	463
Swap (expenses) fees	(3)	17	15
SBA/USDA fees	40	89	64
Mortgage origination fees	80	55	96
Net gain (loss) on securities	23	25	(12)
Employee retention credit	—	1,154	—
Other operating income	949	1,085	642
Total noninterest income	1,653	2,990	1,268

Noninterest expenses:
Salaries and employee benefits	6,924	7,002	6,231
Equipment and occupancy expenses	828	851	689
Data processing fees	909	960	643
Regulatory assessments	429	441	360
Professional fees related to ERC	—	236	—
Other operating expenses	3,216	3,584	2,452
Total noninterest expenses	12,306	13,074	10,375

Income before income taxes	13,451	14,894	10,496

Income tax expense	3,100	3,696	2,377

Net income	$10,351	$11,198	$8,119

Basic earnings per share	$1.04	$1.13	$0.91

Diluted earnings per share	$1.03	$1.11	$0.90

AVERAGE BALANCE SHEET AND NET INTEREST MARGIN
(Dollars in thousands)

	Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans, net of unearned income(1)	$2,235,194	$38,202	6.93%	$2,205,892	$38,972	7.03%	$1,916,288	$33,628	7.06%
Taxable securities	181,788	2,239	4.99%	181,456	2,237	4.90%	163,586	1,981	4.87%
Nontaxable securities	46,608	247	2.15%	46,757	248	2.11%	45,368	229	2.03%
Other interest-earnings assets	227,124	2,476	4.42%	288,802	3,520	4.85%	211,127	2,898	5.52%
Total interest-earning assets	$2,690,714	$43,164	6.51%	$2,722,907	$44,977	6.57%	$2,336,369	$38,736	6.67%
Allowance for credit losses	(28,430)			(28,280)			(24,313)
Noninterest-earning assets	179,229			181,354			135,222
Total Assets	$2,841,513			$2,875,981			$2,447,278

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing transaction accounts	95,573	20	0.09%	94,039	27	0.12%	85,858	26	0.12%
Savings and money market accounts	1,120,998	9,765	3.53%	1,112,679	10,279	3.68%	902,361	8,804	3.92%
Time deposits	644,816	6,904	4.34%	687,188	7,917	4.58%	645,088	7,076	4.41%
FHLB advances	20,644	275	5.40%	22,000	300	5.42%	53,121	655	4.96%
Other borrowings	93,084	1,321	5.76%	99,356	1,404	5.63%	95,650	1,336	5.62%
Total interest-bearing liabilities	$1,975,115	$18,285	3.75%	$2,015,262	$19,927	3.93%	$1,782,078	$17,897	4.04%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$552,746			$552,898			$416,141
Other liabilities	27,526			31,571			29,437
Total noninterest-bearing liabilities	$580,272			$584,469			$445,578
Stockholders’ Equity	286,126			276,250			219,622
Total Liabilities and Stockholders’ Equity	$2,841,513			$2,875,981			$2,447,278

Net interest income		$24,879			$25,050			$20,839
Net interest spread(2)			2.76%			2.64%			2.63%
Net interest margin(3)			3.75%			3.66%			3.59%
Net interest margin - FTE(4)(5)			3.76%			3.67%			3.60%
Cost of funds(6)			2.93%			3.09%			3.27%
Cost of interest-bearing deposits			3.64%			3.83%			3.92%
Cost of total deposits			2.80%			2.96%			3.12%
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest rates earned on interest earning assets and interest rates paid on interest-bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest earning assets for the same period.
(4)Net interest margin - FTE is a ratio of fully-taxable equivalent net interest income to average interest earning assets for the same period. It assumes a 24.0% tax rate.
(5)Refer to “Reconciliation of Non-GAAP Financial Measures”.
(6)Includes total interest-bearing liabilities and noninterest deposits.

LOAN COMPOSITION
(Dollars in thousands)

	March 31, 2025		December 31, 2024		March 31, 2024
	Amount	% of gross	Amount	% of gross	Amount	% of gross

Real estate mortgages:
Construction and development	$247,264	10.9%	$238,603	10.7%	$252,934	12.8%
Residential	317,994	14.0%	315,083	14.1%	238,702	12.1%
Commercial	1,356,064	59.8%	1,350,091	60.4%	1,182,634	60.0%
Commercial and industrial	333,831	14.8%	317,887	14.3%	288,701	14.7%
Consumer and other	11,587	0.5%	11,580	0.5%	8,425	0.4%
Gross loans	2,266,740	100.0%	2,233,244	100.0%	1,971,396	100.0%
Unearned income	(6,704)		(6,675)		(6,247)
Loans, net of unearned income	2,260,036		2,226,569		1,965,149
Allowance for credit losses	(28,876)		(28,338)		(25,144)
Loans, net	$2,231,160		$2,198,231		$1,940,005

DEPOSIT COMPOSITION
(Dollars in thousands)

	March 31, 2025		December 31, 2024		March 31, 2024
	Amount	% of total	Amount	% of total	Amount	% of total

Noninterest-bearing transaction	$533,220	22.0%	$575,357	23.8%	$416,704	19.7%
Interest-bearing transaction	1,183,984	48.8%	1,128,959	46.8%	974,079	46.2%
Savings	54,795	2.3%	52,472	2.2%	33,909	1.6%
Time deposits, $250,000 and under	518,958	21.4%	512,717	21.3%	584,658	27.7%
Time deposits, over $250,000	134,674	5.5%	141,792	5.9%	100,448	4.8%
Total deposits	$2,425,631	100.0%	$2,411,297	100.0%	$2,109,798	100.0%

Nonperfoming Assets
(Dollars in thousands)

	March 31, 2025	December 31, 2024	March 31, 2024

Nonaccrual loans	$7,175	$6,434	$3,446
Past due loans 90 days or more and still accruing interest	—	99	—
Total nonperforming loans	7,175	6,533	3,446
OREO	—	—	33
Total nonperforming assets	$7,175	$6,533	$3,479

Financial difficulty modification loans– nonaccrual(1)	543	600	675
Financial difficulty modification loans – accruing	1,029	1,055	1,283
Financial difficulty modification loans	$1,572	$1,655	$1,958

Allowance for credit losses	$28,876	$28,338	$25,144
Loans, net of unearned income at the end of the period	$2,260,036	$2,226,569	$1,965,149
Gross loans outstanding at the end of period	$2,266,740	$2,233,244	$1,971,396
Total assets	$2,851,145	$2,848,254	$2,510,975
Allowance for credit losses to nonperforming loans	402.45%	433.77%	729.66%
Nonperforming loans to loans, net of unearned income	0.32%	0.29%	0.18%
Nonperforming loans to gross loans	0.32%	0.29%	0.17%
Nonperforming assets to gross loans and OREO	0.32%	0.29%	0.18%
Nonperforming assets to total assets	0.25%	0.23%	0.14%

Nonaccrual loans by category:
Real estate mortgages:
Construction & Development	$403	$415	$—
Residential Mortgages	758	559	246
Commercial Real Estate Mortgages	2,694	2,097	2,422
Commercial & Industrial	3,320	3,363	778
Consumer and other	—	—	—
Total	$7,175	$6,434	$3,446

(1) Financial difficulty modification loans are excluded from nonperforming loans unless they otherwise meet the definition of nonaccrual loans or are more than 90 days past due.

Allowance for Credit Losses
(Dollars in thousands)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024

Average loans, net of unearned income	$2,235,194	$2,205,892	$1,916,288
Loans, net of unearned income	2,260,036	2,226,569	1,965,149
Gross loans	2,266,740	2,233,244	1,971,396
Allowance for credit losses at beginning of the period	28,338	28,061	24,378
Charge-offs:
Construction and development	—	—	—
Residential	—	—	11
Commercial	—	—	27
Commercial and industrial	331	—	442
Consumer and other	2	—	15
Total charge-offs	333	—	495
Recoveries:
Construction and development	—	—	—
Residential	6	7	8
Commercial	—	—	—
Commercial and industrial	89	196	16
Consumer and other	1	2	1
Total recoveries	96	205	25
Net charge-offs (recoveries)	$237	$(205)	$470

Provision for credit losses	$775	$72	$1,236
Balance at end of the period	$28,876	$28,338	$25,144

Allowance for credit losses on unfunded commitments at beginning of the period	$1,405	$1,405	$1,239
Provision for credit losses on unfunded commitments	—	—	49
Balance at the end of the period	$1,405	$1,405	$1,288

Allowance to loans, net of unearned income	1.28%	1.27%	1.28%
Allowance to gross loans	1.27%	1.27%	1.28%
Net charge-offs (recoveries) to average loans, net of unearned income(1)	0.04%	(0.04)%	0.10%
Provision for credit losses to average loans, net of unearned income(1)	0.14%	0.01%	0.26%
(1) Ratio is annualized.

Reconciliation of Non-GAAP Financial Measures

In addition to reporting GAAP results, the Company reports non-GAAP financial measures in this earnings release and other disclosures. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

The following table provides a reconciliation of the non-GAAP financial measures to their most directly comparable financial measure presented in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands, except share and per share amounts

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024

Net income	$10,351	$11,198	$8,119
Add: Professional fees related to ERC	—	236	—
Add: Net OREO gains	—	3	—
Less: Employee retention related revenue	—	1,154	—
Less: Net gain (loss) on securities	23	25	(12)
Less: Tax effect	(6)	(226)	3
Core net income	$10,334	$10,484	$8,128
Average assets	$2,841,513	$2,875,981	$2,447,278
Core return on average assets	1.47%	1.45%	1.34%

Net income	$10,351	$11,198	$8,119
Add: Professional fees related to ERC	—	236	—
Add: Net OREO gains	—	3	—
Add: Provision for credit losses	775	72	1,236
Less: Employee retention related revenue	—	1,154	—
Less: Net gain (loss) on securities	23	25	(12)
Add: Income taxes	3,100	3,696	2,377
Pretax pre-provision core net income	$14,203	$14,026	$11,744
Average assets	$2,841,513	$2,875,981	$2,447,278
Pretax pre-provision core return on average assets	2.03%	1.94%	1.93%

Net interest income	$24,879	$25,050	$20,839
Add: Fully-taxable equivalent adjustments(1)	62	66	73
Net interest income - FTE	$24,941	$25,116	$20,912

Net interest margin	3.75%	3.66%	3.59%
Effect of fully-taxable equivalent adjustments(1)	0.01%	0.01%	0.01%
Net interest margin - FTE	3.76%	3.67%	3.60%

Total stockholders' equity	$290,184	$279,889	$222,881
Less: Intangible assets	41,715	42,115	17,679
Tangible common equity	$248,469	$237,774	$205,202

(1) Assumes a 24.0% tax rate.

Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands, except share and per share amounts

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024

Core net income	$10,334	$10,484	$8,128
Diluted weighted average shares outstanding	10,072,329	10,061,735	9,043,122
Diluted core earnings per share	$1.03	$1.04	$0.90

Common shares outstanding at year or period end	9,922,180	9,889,260	8,894,794
Tangible book value per share	$25.04	$24.04	$23.07

Total assets at end of period	$2,851,145	$2,848,254	$2,510,975
Less: Intangible assets	41,715	42,115	17,679
Adjusted assets at end of period	$2,809,430	$2,806,139	$2,493,296
Tangible common equity to tangible assets	8.84%	8.47%	8.23%

Total average shareholders equity	$286,126	$276,250	$219,622
Less: Average intangible assets	41,957	40,177	17,730
Average tangible common equity	$244,169	$236,073	$201,892
Net income to common shareholders	$10,351	$11,198	$8,119
Return on average tangible common equity	17.19%	18.87%	16.17%
Average tangible common equity	$244,169	$236,073	$201,892
Core net income	$10,334	$10,484	$8,128
Core return on average tangible common equity	17.16%	17.67%	16.19%

Net interest income	$24,879	$25,050	$20,839
Add: Noninterest income	1,653	2,990	1,268
Less: Employee retention related revenue	—	1,154	—
Less: Net gain (loss) on securities	23	25	(12)
Operating revenue	$26,509	$26,861	$22,119

Expenses:
Total noninterest expense	$12,306	$13,074	$10,375
Less: Professional fees related to ERC	—	236	—
Less: Net OREO gains	—	3	—
Adjusted noninterest expenses	$12,306	$12,835	$10,375
Core efficiency ratio	46.42%	47.78%	46.90%